AMENDMENT #1 TO AGREEMENT DATED AS OF MAY 25, 2004

         THIS INSTRUMENT constitutes AMENDMENT # 1 to that certain Agreement dated as of May 25, 2004 (the "Agreement") between BUZSOFT INC, a Georgia corporation ("Buzsoft"), and SURFNET MEDIA GROUP, INC., A Delaware corporation ("SurfNet"). SurfNet and the Company are hereinafter referred to collectively as the "Parties."

         The Parties hereby agree to amend the Agreement as follows (each of the capitalized terms which is used in this letter shall have the same meaning which is set forth in the Agreement):

         1. Section 2 is stricken in its entirety and, a new Section 2) is inserted in lieu thereof, as follows:

         "SurfNet will compensate you for performance of the Services at the rate of $60,000 per annum through the issuance of three hundred thousand shares (300,000) shares of common stock of SurfNet (the Shares") reserved for issuance under SurfNet's Stock Plan and registered on Form S-8. For purposes of calculating the aggregate consideration, the value of the Shares will be determined on August 12, 2004, on the basis of the last closing sale price on the OTCBB as of that date as quoted on Yahoo! Finance (i.e., $.20 per share).

         2. Except as specifically amended herein, the Agreement remains in full force and effect.

         IN WITNESS WHEREOF, this amendment to the Agreement has been duly executed by each of the parties hereto as of the day and year above written.

                                          BUZSOFT INC

                                          /s/ Jay Stulberg
                                                   -----------------------------
                                            Jay Stulberg, President




                                          SURFNET MEDIA GROUP, INC.


                                          /s/ Robert Arkin
                                            By:_________________________
                                                   Robert Arkin, Chairman








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